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Exhibit 10.10.1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

AMENDED AND RESTATED WARRANT
(Fourth Amendment)

to Purchase Common Stock of

Univision Communications Inc.,
a Delaware corporation

        THIS IS TO CERTIFY THAT:    Televisa Internacional, S.A de C.V., a Mexican corporation, or registered transferees (the "Holder") is entitled to purchase from Univision Communications Inc., a Delaware corporation (the "Company"), at any time and from time to time on and after the date hereof an aggregate of 2,000 shares of Class T Common Stock (or Class A Common Stock as provided herein) at a purchase price of $0.032195 per share, all on the terms and conditions and subject to the adjustments provided herein. This Amended and Restated Warrant (this "Warrant") is executed and delivered with reference to the following facts:

        A. Prior to the date hereof the Company issued warrants to Univision Special Partnership II, L.P. ("USPII"), the prior holder of this Warrant, to purchase up to 3,534 shares of Class T Common Stock of the Company (the "Original Warrant").

        B. The Original Warrant contemplated the merger of PTI Holdings Inc., a Delaware corporation that is 80% owned by the Company, ("PTIH") with the Company.

        C. Prior to such merger, the number of shares of Class T Common Stock issuable upon exercise of the Original Warrant was limited to 3,534 shares.

        D. The Original Warrant contained provisions regarding adjustment to the number of shares issuable upon exercise of the Original Warrant upon the merger of PTIH and the Company.

        E. The Original Warrant provided that if PTIH merged into the Company, the number of shares which could be purchased upon exercise of this Warrant would be reduced in accordance with the terms of the Original Warrant.

        F. The Company and PTIH combined and the Company became the sole owner of PTIH.

        G. The Company and USPII amended and restated the Original Warrant to reflect the combination of PTIH and the Company and accurately to reflect the number of shares of Common Stock that will be issuable upon exercise of this Warrant.

        H. The Company and USPII amended and restated the Amended and Restated Warrant dated as of October 2, 1996 to reflect the Company's two-for-one stock split of its Common Stock effective January 12, 1998.

        I. The Company and USPII again amended and restated the Amended and Restated Warranty to reflect the Company's two-for-one stock split of its Common Stock effective August 11, 2000.

        Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

        "Affiliate" means, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Business Day" means any day on which commercial banks are not authorized or required to close in Los Angeles, California.

        "Class A Common Stock" means the Company's authorized Class A Common Stock, par value $.01 per share.

        "Class P Common Stock" means the Company's authorized Class P Common Stock, par value $.01 per share.

        "Class T Common Stock" means the Company's authorized Class T Common Stock, par value $.01 per share.

        "Class V Common Stock" means the Company's authorized Class V Common Stock, par value $.01 per share.

        "Common Stock" means the Class A Common Stock, Class P Common Stock, Class T Common Stock and Class V Common Stock.

        "Communications Act" means the Federal Communications Act of 1934, as amended, or any other similar Federal statute, and the rules and regulations of the Federal Communications Commission promulgated thereunder.

        "Exercise Price" means, on the date hereof, the purchase price per share as set forth on the first page of this Warrant and thereafter shall mean such amount as adjusted pursuant to Section 4.

        "Market Price" means the average of the daily closing prices per share for the 30 consecutive trading days before the date in question. The closing price for each day will be the last sales price regular way or, if no such sale takes place on such day, the average of the closing bid and ask prices regular way on the New York Stock Exchange.

        "Permitted Holder" means Grupo Televisa, S.A., a Mexican corporation, and its wholly-owned subsidiaries.

        "Person" means a corporation, an association, a trust, a partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental body or other entity.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

        "Warrant Shares" at any time means the shares of Class T Common Stock or Class A Common Stock then purchasable by the Holder upon the exercise of this Warrant.

        Section 2. Exercise of Warrant.

        2.1    Conditions of Exercise.    The Holder may at any time on and after the date hereof exercise this Warrant in whole or in part from time to time, for the number of Warrant Shares which the Holder is then entitled to purchase hereunder; provided, however, that this Warrant may not be exercised unless at the time of such exercise all of the following conditions are met:

          (a)  it is lawful at the time of exercise for the Holder to own the number of shares of Common Stock which the Holder would own upon such exercise of this Warrant, and the exercise of this Warrant and such Holder's acquisition of such Common Stock hereunder does not violate the Communications Act or other applicable law, rule or regulation and any filing required under the Hart-Scott-Rodino Act of 1976 has been made and the waiting period has expired or been terminated;

          (b)  the Company has received such evidence as it may reasonably request confirming the foregoing, including, without limitation, an opinion in form and substance, and from counsel, reasonably satisfactory to the Company and, if the Company requests, an agreement from the Holder reasonably satisfactory to the Company indemnifying the Company against losses in the event the exercise of this Warrant violates the Communications Act; and

          (c)  any required approval from the Federal Communications Commission has been received.

        In the event that the Company declines to permit the exercise of this Warrant because it believes that paragraphs (a) or (b) above have not been satisfied and a procedure exists for obtaining a binding determination of whether or not such exercise will cause a violation of applicable law, including, without limitation, obtaining a declaratory ruling from the Federal Communications Commission under Rule 1.2 of the rules promulgated under the Communications Act (or any successor rule), then at the request of the Holder or the Company, the Company and the Holder will use reasonable efforts to obtain such determination. Any such efforts shall be at the expense of the Holder, unless the Company is unreasonable in refusing to rely on the assurances provided pursuant to paragraph (b), in which case such efforts shall be at the expense of the Company.

        2.2    Method of Exercise.    The Holder may exercise this Warrant in whole or in part by delivering to the Company (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) this Warrant, (iii) the evidence and agreement requested by the Company referred to in Section 2.1(b) above and (iv) an amount equal to the product of the Exercise Price, as adjusted, and the number of Warrant Shares being purchased pursuant to the exercise of this Warrant in the form of a cashiers' check or wire transfer. The Holder may also exercise this Warrant, in whole or in part, in a "cashless" exercise, upon delivery to the Company of (i) this Warrant and (ii) a Cashless Exercise Form in the form of Exhibit A. In a cashless exercise, the right to purchase each Warrant Share may be exchanged for that number of shares of Common Stock determined by multiplying the number one (1) by a fraction, the numerator of which will be the difference between (y) the then current Market Price and (z) the Exercise Price, and the denominator of which will be the then current Market Price.

        2.3    Issuance of Warrant Shares.    Upon the Holder's exercise of this Warrant, the Company shall issue the Warrant Shares so purchased to the Holder and within two Business Days shall cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise. The stock certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in such notice and shall be registered in the name of the Holder. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such Common Stock, with the right, to the extent permitted by law, to vote such Common Stock or to consent or to receive notice as a stockholder, as of the close of business on the date all of the conditions referred to in Section 2.1 are satisfied (including, without limitation, the obtaining of any requested declaratory ruling from the Federal Communications Commission) and all of the items specified in Section 2.2 above are delivered to the Company. If this Warrant shall have been exercised only in part the Company shall, within two Business Days of delivery of such certificate or certificates, deliver to the Holder either (i) a new warrant dated the date it is issued evidencing the rights of the Holder to purchase the remaining Warrant Shares called for by this Warrant or (ii) this Warrant bearing an appropriate notation of such partial exercise. The Holder shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2.

        2.4    Class of Shares Issued.    If the Holder is a Permitted Holder, the Holder may elect to receive shares of Class T Common Stock or shares of Class A Common Stock upon exercise of this Warrant. If the Holder is not a Permitted Holder, the Company shall issue to the Holder shares of Class A Common Stock upon exercise of this Warrant.

        Section 3. Transfer of Warrant.

        3.1    Restrictions on Transfer.    Subject to Section 5 hereof, this Warrant and all Warrant Shares issued hereunder may be sold, transferred, pledged or hypothecated (collectively, "Transferred") to any third party. Any certificate for any Warrant Shares issued hereunder shall be stamped or otherwise imprinted with legends in substantially the form of the legends contained on the first page hereof.

        3.2    Mechanics of Transfers.    Subject to satisfaction of the conditions set forth in Section 3.1, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company, together with a written assignment of this Warrant duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. This Warrant, if properly Transferred in compliance with this Section 3, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

        Section 4. Adjustment of Warrant Shares; Anti-Dilution Provisions.

        If any of the following events occurs at any time hereafter prior to the full exercise of this Warrant, then the Exercise Price and/or the number of Warrant Shares remaining to be purchased hereunder immediately prior to such event shall be adjusted as described below:

        4.1    Redemptions and Repurchases.    If at any time there is a pro rata (based upon the shares of Class A Common Stock or Class T Common Stock to be redeemed or repurchased) redemption or repurchase of the Class A Common Stock or Class T Common Stock and if either (i) the Federal Communications Commission (or other governmental entity that replaces it) issues a ruling, the effect of which permits the Holder to receive on a current basis a payment as if the Warrant Shares remaining to be purchased hereunder were outstanding or (ii) the Company obtains an unqualified opinion from counsel specializing in federal communications law, reasonably acceptable to the Holder, that the Holder may receive on a current basis a payment as if the Warrant Shares remaining to be purchased hereunder were outstanding, then the Holder can elect that the number of Warrant Shares remaining to be purchased hereunder shall be decreased by a percentage equal to the percentage of Class A Common Stock or Class T Common Stock so redeemed or repurchased and upon the date of such redemption or repurchase, the Company shall pay to the Holder an amount equal to the number of shares by which the Warrant has been decreased multiplied by the difference, if any, between the redemption or repurchase price and the Exercise Price for such shares (adjusted proportionately in accordance with Section 4.2).

        4.2    Stock Subdivisions, Stock Dividends or Stock Consolidations.    If at any time the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, and Class V Common Stock are subdivided into a greater number of shares, whether by stock split, stock dividend or otherwise, then the Exercise Price will be reduced proportionately and the number of Warrant Shares remaining to be purchased hereunder, will be increased proportionately. Conversely, if at any time the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, and Class V Common Stock are consolidated into a smaller number of shares, then the Exercise Price will be increased proportionately and the number of Warrant Shares remaining to be purchased hereunder, will be reduced proportionately. Each adjustment to the Exercise Price and the number of Warrant Shares shall be effective on the record date, or if there is no record date, the effective date for such subdivision or consolidation.

        4.3    Consolidation, Merger or Sale of Assets.    If the Company shall at any time (i) consolidate with or merge into another corporation or other entity or (ii) merge with another corporation or other entity and be the surviving corporation in such merger, and in connection therewith all or part of the Class T Common Stock or Class A Common Stock shall be changed into or exchanged for securities of any other entity or cash or other property, the Holder of this Warrant will thereafter receive, upon the exercise hereof in accordance with the terms hereof, the securities, cash or other property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have received upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions thereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company or the successor corporation, as the case may be, shall execute and deliver to the Holder a supplemental Warrant so providing. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 4.3 similarly shall apply to successive mergers or consolidations or sales or other transfers.

        4.4    Dividends.

          (a)  If the Company proposes to declare a dividend on or make a distribution with respect to the Class T Common Stock or Class A Common Stock, whether in cash, property or securities, the Company will deliver written notice of such proposed event, in reasonable detail, to the Holder not less than fifteen (15) days prior to the record date for such dividend or distribution; provided that if, in connection with any such dividend or distribution, any other holder of a warrant from the Company has the right to receive property or securities (rather than cash) as if the shares remaining to be purchased under such warrant were outstanding, Holder will have fifteen (15) days from the date of the notice in which to notify Company of its election to receive either, at its option, (i) property or securities comprising such distribution on a per share basis as if the Warrant Shares remaining to be purchased hereunder were outstanding or (ii) cash in accordance with the terms of Section 4.4(c).

          (b)  If the Company declares a cash dividend on the Class A Common Stock and either (i) the Federal Communications Commission (or other governmental entity that replaces it) issues a ruling, the effect of which permits the Holder to receive on a current basis an amount per share equal to the cash dividend payable as if the Warrant Shares remaining to be purchased hereunder were outstanding or (ii) the Company obtains an unqualified opinion from counsel specializing in federal communications law, reasonably acceptable to the Holder, that the Holder may receive on a current basis an amount per share equal to the cash dividend payable as if the Warrant Shares remaining to be purchased hereunder were outstanding, then the Company shall pay to the Holder, contemporaneous with any such cash dividend, and the Holder shall be entitled to receive any such amount in cash as if the Warrant Shares remaining to be purchased hereunder were outstanding.

          (c)  Except as provided in Section 4.4(a), if the Company makes a distribution of property or securities (other than a distribution of Class A Common Stock, Class P Common Stock, Class T Common Stock or Class V Common Stock in each case with respect to the same such class of Common Stock) and either (i) the Federal Communications Commission (or other governmental entity that replaces it) issues a ruling, the effect of which permits the Holder to receive on a current basis an amount per share in cash equal to the per share fair market value of the distribution as if the Warrant Shares remaining to be purchased hereunder were outstanding or (ii) the Company obtains an unqualified opinion from counsel specializing in federal communications law, reasonably acceptable to the Holder, that the Holder may receive on a current basis an amount per share in cash equal to the per share fair market value of the distribution as if the Warrant Shares remaining to be purchased hereunder were outstanding, then the Company shall engage an independent investment bank, reasonably acceptable to the Holder, to determine the fair market value of such property or securities so distributed on each Class A Share. The Company shall pay an amount per share in cash equal to the per share fair market value of the distribution in the manner specified in Section 4.4(b).

        4.5    Notices.    When any adjustments are required to be made under this Section 4, the Company shall as promptly as practicable (i) determine such adjustments, (ii) prepare a statement describing in reasonable detail the method used in arriving at the adjustment and setting forth the calculation thereof; and (iii) cause a copy of such statement to be mailed to the Holder.

        4.6    Computations and Adjustments.    Upon each computation of an adjustment under this Section 4, the Exercise Price shall be computed to the nearest 1/1000 cent and the number of Warrant Shares shall be calculated to the nearest whole share (i.e., fractions of less than one-half shall be disregarded and fractions of one-half or greater shall be treated as being the next greater integer). However, the fractional amount shall be used in calculating any future adjustments.

        Section 5. Securities Laws. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares which may be issued pursuant thereto have not been registered under the Securities Act, or applicable state securities laws. The Holder of this Warrant, by acceptance hereof, represents that it is fully informed as to the applicable limitations upon any distribution or resale of the Warrant Shares under the Securities Act or any applicable state securities laws and agrees not to distribute or resell any Warrant Shares if such distribution or resale would constitute a violation of the Securities Act or any applicable state securities laws or would cause the issuance by the Company of the Warrant or the Warrant Shares to be in violation of the Securities Act or any applicable state securities laws. The Holder agrees that all certificates representing Warrant Shares will carry an appropriate legend substantially in the form of the first legend contained on the first page hereof. Any exercise hereof by the Holder shall constitute a representation by the Holder that the Warrant Shares are not being acquired with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act or applicable state securities laws.

        Section 6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

        Section 7. Reservation of Warrant Shares. The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. Upon issuance and delivery against payment pursuant to the terms of this Warrant, all Warrant Shares will be validly issued, fully paid and nonassessable.

        Section 8. Loss, Destruction of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

  Section 9. Miscellaneous Provisions.

        9.1    Amendments.    The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Holder and the Company. If at any time this Warrant is split into multiple Warrants, any consent to be given by the Holder with respect to any amendment hereto shall be made by the Holders of Warrants exercisable for a majority of the unissued Warrant Shares, provided that no amendment may change the number of Warrant Shares or the Exercise Price without the written consent of the Holders of all of the Warrants.

        9.2    Jurisdiction; Venue; Service of Process.    The Company and the Holder each irrevocably submits to the jurisdiction of any California State or United States Federal court sitting in Los Angeles County in any action or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and irrevocably agrees that any such action or proceeding may be heard and determined only in such California State or Federal court. Each of the parties irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each of the parties irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 818 West 7th Street, Los Angeles, CA 90017 as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to any of the parties in care of the Process Agent at the Process Agent's above address, and each of the parties irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternate method of service, each of the parties consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivering of a copy of such process to such party at its address specified in or pursuant to Section 9.3. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        9.3    Notices.    All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail (air mail if addressed to an address outside of the country in which mailed), postage prepaid, return receipt requested, (c) by a generally recognized overnight courier service which provides written acknowledgement by the addressee of receipt, or (d) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (d) shall also be sent pursuant to clause (b)), addressed as follows:

(i)	If to the Company:
1999 Avenue of the Stars, Suite 3050 Los Angeles, California 90067 Attn: C. Douglas Kranwinkle Telecopier: (310) 556-3568
with a copy to:
O'Melveny & Myers 1999 Avenue of the Stars, Suite 700 Los Angeles, California 90067 Attn: Kendall R. Bishop Telecopier: (310) 246-6780
(ii)	If to the Holder:
Televisa Internacional, S.A de C.V. c/o Joseph Stern, Esq. Fried, Frank, Harris, Shriver & Jacobson One New York Plaza New York, New York 10004 Telecopier: (212) 859-8586

or to such other addresses as may be specified by like notice to the other parties.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President or a Vice President.

Dated: December 19, 2001
UNIVISION COMMUNICATIONS INC.
	By:	/s/ C. DOUGLAS KRANWINKLE
		Name:	C. Douglas Kranwinkle
		Title:	Executive Vice President

EXHIBIT A
CASHLESS EXERCISE FORM

        The undersigned Holder exercises the right to purchase                        Warrant Shares, evidenced by the enclosed Warrant and requests that the Company exchange the Warrant for Warrant Shares as provided in Section 2.2 of the Warrant. Certificate(s) for such shares are to be issued and delivered as set forth below.

Dated:
Holder
By:

Its:

Name to appear on the stock certificate:
(Please Print)
Address:		Employer Identification Number, Social
Security Number or other identifying
number:

If the foregoing exercise is not for all of the Warrant Shares purchasable under the Warrant, please register and deliver a new Warrant for the unexercised portion as follows:
Name:
(Please Print)
Address:		Employer Identification Number, Social
Security Number or other identifying
number:

Calculation of Cashless Exercise:
A = Current Market Price:

B = Exercise Price:

X = Number of shares of Common Stock to be issued for each right to purchase one Warrant Share exchanged:
A-B ( )
1 × = X ( )
A ( )
Total number of Warrant Shares issuable:
Total number of Warrant Shares to be issued:

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  Exhibit 10.10.1
AMENDED AND RESTATED WARRANT (Fourth Amendment) to Purchase Common Stock of Univision Communications Inc., a Delaware corporation
EXHIBIT A CASHLESS EXERCISE FORM